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                                                                   EX-99.B(j)(A)


                         Independent Auditors' Consent


The Board of Trustees and Shareholders
Wells Fargo Funds Trust and Wells Fargo Core Trust:


We consent to the use of our reports for the Disciplined Growth Portfolio, Equity Income Portfolio, Index Portfolio, International Portfolio, International Equity Portfolio, Large Cap Appreciation Portfolio, Large Company Growth Portfolio, Small Cap Index Portfolio, Small Cap Value Portfolio, Small Company Growth Portfolio, Small Company Value Portfolio, Diversified Equity Fund, Diversified Small Cap Fund, Equity Income Fund, Equity Index Fund, Equity Value Fund, Growth Fund, Growth Equity Fund, Index Fund, International Fund, International Equity Fund, Large Cap Appreciation Fund, Large Company Growth Fund, Mid Cap Growth Fund, Small Cap Growth Fund, Small Cap Opportunities Fund, Small Cap Value Fund, Small Company Growth Fund, Specialized Health Sciences Fund, Specialized Technology Fund, OTC Growth Fund, Strategic Growth Allocation Fund (formerly the "Aggressive Balanced-Equity Fund"), Asset Allocation Fund, Growth Balanced Fund, Index Allocation Fund, Moderate Balanced Fund, and Strategic Income Fund, thirty-seven Portfolios/Funds of Wells Fargo Funds Trust and Wells Fargo Core Trust, dated November 9, 2001, incorporated herein by reference, and to the references to our firm under the headings, "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.


/s/ KPMG LLP

KPMG LLP
San Francisco, California
January 30, 2001